[LETTERHEAD OF SILVERMAN, COLLURA & CHERNIS, P.C.]

                                                               November 22, 1996

VIA FEDERAL EXPRESS
Secutities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Sigma Alpha Group, Inc.
          File No. 333-11233

Dear Sir or Madam:

     Pursuant to Rule 424(b)(2) and (c) of the Securities Act of 1933, as amended, enclosed please find a supplement to the Sigma Alpha Group, Ltd. Prospectus dated September 6, 1996.

                                   Very truly yours,

                                   SILVERMAN, COLLURA & CHERNIS, P.C.

                                   By:  /s/ Michael H. Freedman
                                        ---------------------------------
                                            Michael H. Freedman

AMC/rw
Encl.
cc: Sigma Alpha Group, Ltd.

                             SIGMA ALPHA GROUP, LTD.
                SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 6, 1996

     Sigma Alpha Group, Ltd. has extended the expiration date of this Offering to February 3, 1997 at 5:00 P.M. EST pursuant to its discretion as set forth on page 45 of this Prospectus.

                 Prospectus Supplement Dated November 22, 1996

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